UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 19, 2006
                              (December 18, 2006)


                             AMERICAN SKIING COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                        1-13057                 04-3373730
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


               136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (435) 615-0340


                                       N/A
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 18, 2006, American Skiing Company (the "Company") and its subsidiary Steamboat Ski & Resort Corporation ("Steamboat Corporation") entered into a purchase agreement (the "Purchase Agreement") with Wintergames Holdings SARL and Steamboat Acquisition Corp. (together, "Wintergames") pursuant to which the Company has agreed to sell, and Wintergames has agreed to purchase, all of the Company's stock in Steamboat Corporation, the owner and operator of the Steamboat ski resort ("Steamboat"). The purchase price to be paid for Steamboat Corporation by Wintergames is $265 million (including the assumption of approximately $4 million in debt), payable in cash. The purchase price is subject to certain customary adjustments, including certain working capital and earnings adjustments, set forth in the Purchase Agreement.

         The closing on the sale of the Steamboat resort is subject to the satisfaction of customary contingencies, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the approval of the sale by the United States Department of Agriculture - Forest Service, which owns the land on which a significant portion of Steamboat's operations are based.

         The Purchase Agreement contains customary covenants and agreements of the parties, including with respect to the operation of Steamboat's business in the ordinary course between signing and closing, public disclosure, employee matters, non-solicitation of employees and similar matters. The Purchase Agreement also contains covenants with respect to existing reciprocal rights and other transitional matters. In addition, in connection with the sale, the Company will sell certain Steamboat-related assets of its subsidiary Grand Summit Resort Properties, Inc. to Steamboat Corporation.

         The Purchase Agreement may be terminated by mutual agreement of the parties or by either party upon a breach that remains uncured for 30 days notice or if the transaction is not consummated by March 31, 2007. The Company may extend the March 31, 2007 closing deadline by up to 60 days if the failure of the closing to occur results from continued review of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         The Company expects the transaction to close on or before March 31, 2007. The Company expects to use the net proceeds from the sale to reduce senior debt.

         Certain statements contained in this Report constitute forward-looking statements under U.S. federal securities laws. These forward-looking statements reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this Report are made only as of the date of this Report and we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances other than as required by applicable federal securities laws.


Item 9.01 Financial Statements and Exhibits.

         (c)   Exhibits

         Exhibit 99.1      Press Release dated December 19, 2006





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 19, 2006           American Skiing Company



                                   By: /s/Foster A. Stewart, Jr.
                                       ----------------------------
                                       Name:  Foster A. Stewart, Jr.
                                       Title: Senior Vice President and
                                              General Counsel


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                                INDEX TO EXHIBITS


99.1     Press Release dated December 19, 2006